UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2013

SANGAMO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30171	68-0359556
(Commission File Number)	(IRS Employer Identification No.)

501 Canal Blvd, Suite A100	Richmond, California 94804
(Address of Principal Executive Offices)	(Zip Code)

(510) 970-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2013, the board of directors (the “Board”) of Sangamo BioSciences, Inc. (the “Company”) adopted, subject to stockholder approval, the Company’s 2013 Stock Incentive Plan (the “2013 Plan”) as the successor to the Company’s 2004 Stock Incentive Plan (the “2004 Plan”). At the Annual Meeting of Stockholders held on June 12, 2013 (the “Annual Meeting”), the 2013 Plan was approved by the Company’s stockholders and became effective. In connection with the approval by stockholders of the 2013 Plan, outstanding awards under the 2004 Plan were transferred to the 2013 Plan, and the 2004 Plan terminated. No further awards will be made pursuant to the terminated 2004 Plan.

The following brief description of the material terms of the 2013 Plan is qualified in its entirety by the 2013 Plan, a copy of which is filed herewith as Exhibit 10.1.

Structure of the 2013 Plan. The 2013 Plan consists of three separate equity incentive programs: (i) the discretionary grant program, under which eligible persons may be granted incentive stock options, non-statutory stock options and tandem and stand-alone stock appreciation rights tied to the value of the Company’s common stock, (ii) the stock issuance program, under which eligible persons may be granted stock units, stock awards, and other stock-based awards, and (iii) the automatic grant program, under which each non-employee member of the Board will automatically be granted stock options at regular intervals over his or her period of Board service in accordance with the express terms and conditions of that program.

Administration. The Compensation Committee of the Board has the authority to administer the 2013 Plan. The Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make awards under the discretionary grant and stock issuance programs to individuals other than executive officers and non-employee Board members. The term “plan administrator,” as used herein means the Compensation Committee and any secondary committee, acting within the scope of its administrative authority under the 2013 Plan.

Share Reserve. The number of shares of common stock initially reserved for issuance under the 2013 Plan will not exceed 14,097,808 shares. Such share reserve consists of (i) 9,697,808 shares of common stock subject to outstanding awards under the 2004 Plan that were transferred to the plan, plus (ii) an additional 4,400,000 shares of common stock.

The number of shares of common stock reserved for issuance under the 2013 Plan will be reduced: (i) on a 1-for-1 basis for each share of common stock subject to a stock option or stock appreciation right granted under the plan, (ii) on a 1-for-1 basis for each share of common stock issued pursuant to a full value award granted under the plan prior to the plan effective date, and (iii) by a fixed ratio of 1.33 shares of common stock for each share of common stock issued pursuant to a full-value award granted under the plan on or after the plan effective date.

Shares subject to any outstanding options or other awards under the 2013 Plan that expire or otherwise terminate prior to the issuance of the shares subject to those options or awards will be available for subsequent issuance under the 2013 Plan. Any unvested shares issued under the 2013 Plan that the Company subsequently purchases, pursuant to repurchase rights under the 2013 Plan will be added back to the number of shares reserved for issuance under the 2013 Plan on a 1-for-1 basis or a 1.33-for-1 basis (depending on the ratio at which the share reserve was debited for the original award) and will accordingly be available for subsequent issuance in accordance with the terms of the plan. There are no net counting provisions in effect under the 2013 Plan.

Award Limitations. No participant in the 2013 Plan may receive in any single calendar year: (i) option grants and stand-alone stock appreciation rights for more than 2,000,000 shares of common stock and (ii) direct stock issuances or other stock-based awards (other than option grants and stand-alone stock appreciation rights) for more than 2,000,000 shares of common stock. Such limitations are subject in both instances to adjustment in accordance with the terms of the 2013 Plan.

Eligibility for Participation. All of our officers and employees, non-employee directors, consultants and advisors who perform services to the Company are eligible to receive awards under the 2013 Plan. Only employees may be granted options designed to qualify as incentive stock options.

Vesting. The plan administrator determines the vesting schedule, if any, applicable to awards granted under the 2013 Plan. However, awards granted under the automatic grant program will vest in accordance with the vesting schedule established by the terms of that program.

Amendment and Termination of the 2013 Plan. Our Board may amend or terminate the 2013 Plan at any time, subject to stockholder approval if such approval is required under applicable law or stock exchange requirements. Unless sooner terminated by our Board, the 2013 Plan will terminate on the earliest of (i) June 12, 2023, (ii) the date on which all shares available for issuance under the 2013 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options or stock appreciation rights, restricted stock units or other shares right awards in connection with certain changes in control or ownership.

Form Award Agreements. On June 12, 2013, the Compensation Committee approved forms of award agreements and notices for use by the plan administrator in connection with restricted stock unit awards and stock option grants made under the 2013 Plan. Copies of these agreements are filed herewith as Exhibits 10.2 to 10.7.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Sangamo’s Annual Meeting was held on Wednesday, June 12, 2013 for the purposes of (i) electing seven directors to serve on the Board for a one-year term; (ii) approving the 2013 Plan and (iii) ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. There were present at the meeting, in person or represented by proxy, the holders of 45,858,782 shares of common stock, constituting a quorum. Stockholders approved all three proposals. The final vote on the proposals was recorded as follows:

Proposal No. 1: Election of Directors

Each nominee for director listed in the proxy statement for the Annual Meeting was elected by the votes set forth in the table below:

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Edward O. Lanphier	25,703,541	107,126	20,048,115
Paul B. Cleveland	25,690,827	119,840	20,048,115
Stephen G. Dilly, M.B.B.S., Ph.D.	25,704,023	106,644	20,048,115
John W. Larson	25,199,206	611,461	20,048,115
Steven J. Mento, Ph.D.	25,610,273	200,394	20,048,115
Saira Ramasastry	24,862,822	947,845	20,048,115
William R. Ringo	25,615,198	195,469	20,048,115

Proposal No. 2: Approval of 2013 Stock Incentive Plan

The 2013 Plan was approved by the votes set forth in the table below:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of 2013 Plan	22,422,512	3,160,524	227,631	20,048,115

Proposal No. 3: Ratification of Appointment of Ernst & Young LLP

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by the votes set forth in the table below:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of Appointment of Ernst & Young LLP	44,637,017	990,153	231,612	0

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Sangamo BioSciences, Inc. 2013 Stock Incentive Plan, incorporated by reference to Appendix A to Sangamo’s Proxy Statement on Schedule 14-A, filed with the SEC on April 25, 2013.

10.2	Form of Restricted Stock Unit Award Agreement

10.3	Form of Notice of Grant of Stock Option

10.4	Form of Stock Option Agreement

10.5	Form of Notice of Grant of Stock Option – Director Initial Grant

10.6	Form of Notice of Grant of Stock Option – Director Annual Grant

10.7	Form of Automatic Stock Option Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO BIOSCIENCES, INC.
(Registrant)

By:	/s/ Edward O. Lanphier II
Edward O. Lanphier II
President, Chief Executive Officer

Dated: June 12, 2013